Exhibit 99.1

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 6 BELOW.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SPECIAL MEETING OF STOCKHOLDERS , 2022 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Please mark your votes like this	X

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, AND 6.

	FOR	AGAINST	ABSTAIN
Proposal 1—Business Combination Proposal	☐	☐	☐
To approve and adopt the Business Combination Agreement, dated as of May ___, 2022 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) by and among the Company, its wholly owned subsidiary, Mana Merger Sub (“Merger Sub”), and Cardio Diagnostics, Inc. (“Cardio”), a copy of which is attached to this proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into Cardio, with Cardio surviving the merger, and the issuance of common stock to Cardio stockholders as merger consideration.

	FOR	AGAINST	ABSTAIN
Proposal 2— Approval of Amendments to Current Certificate of Incorporation in Connection with the Business Combination Proposal	☐	☐	☐
To consider and vote upon a proposal to amend and restated he Company’s amended and restated certificate of incorporation to provide for certain additional changes, including but not limited to changing the Company’s name from “Mana Capital Acquisition Corp.” to “Cardio Diagnostics Holdings, Inc.” and eliminating certain provisions specific to our status as a blank check company.

	FOR	AGAINST	ABSTAIN
Proposal 3— Incentive Plan Proposal	☐	☐	☐
To approve the Mana Capital Acquisition Corp. 2022 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan.

	FOR	AGAINST	ABSTAIN`
Proposal 4— The Nasdaq Stock Issuance Proposal	☐	☐	☐
To consider and vote on a proposal to approve, for purposes of complying with Nasdaq Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Mana Capital common stock, $.00001 par value, (the “Common Stock”) and the resulting change in control in connection with the Business Combination (the “Nasdaq Proposal”);

	FOR	AGAINST	ABSTAIN`
Proposal 5—Election of Directors Proposal	☐	☐	☐
To elect, effective at Closing, seven directors to serve on our board of directors until the 2023 annual meetings of stockholders, and until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Proposal 6—Adjournment Proposal	☐	☐	☐
To approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal, , the Nasdaq Proposal, or the Election of Directors. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal, the NasdaqProposal, or the Election of Directors Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2022.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on                     , 2022:

This notice of meeting, and the accompanying proxy statement are available at

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

MANA CAPITAL ACQUISITION CORP.

8 The Green, Suite 12490

Dover, Delaware 19901

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                    , 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated                      , 2022, in connection with the Special Meeting to be held on                     , 2022 at [10:00] [a][p].m., local time, via live webcast at https://[●], and hereby appoints Jonathan Intrater (with full power to act alone), the attorney-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of Mana Capital Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, AND 6.

(Continued and to be marked, dated and signed, on the other side)